                                                                    Exhibit 21.1


                            SCHEDULE OF SUBSIDIARIES
                                       OF
                           TRANSTEXAS GAS CORPORATION



                                                                  State or Other Jurisdiction
                  Name                                                   of Incorporation
                  ----                                            ----------------------------
         TransTexas Exploration Corporation                            Delaware

         TransTexas Drilling Services, Inc.                            Delaware

         PetroAmerican Services Corporation                            Delaware

         TransTexas Gas Corporation - Liberia                          Liberia

         TransTexas Energia de Mexico, S.A. de C.V.                    Mexico

         PetroAmerican Offshore, Inc.                                  Delaware
